Exhibit 4.9

VERIZON COMMUNICATIONS INC.

4.780% Notes due 2035

REGISTRATION RIGHTS AGREEMENT

August 9, 2024

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

and the several other dealer

managers named in Schedule A

attached hereto

Ladies and Gentlemen:

Verizon Communications Inc., a Delaware corporation (the “Company”) proposes to issue its 4.780% Notes due 2035 (the “New Notes”) as part of the exchange offers (the “Exchange Offers”) for its outstanding

(i)

3.376% notes due 2025, floating rate notes due 2025, 0.850% notes due 2025, 1.450% notes due 2026, floating rate notes due 2026, 2.625% notes due 2026, 4.125% notes due 2027, 3.000% notes due 2027, 4.329% notes due 2028, and 2.100% notes due 2028 (collectively, the “Old Notes”)

upon the terms set forth in a Dealer Manager Agreement (the “Dealer Manager Agreement”) dated July 22, 2024, between the Company and you as the dealer managers (the “Dealer Managers”), relating to the Exchange Offers. The New Notes are to be issued under an indenture dated as of December 1, 2000, as supplemented (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”). To induce the Dealer Managers to enter into the Dealer Manager Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a “Holder” and, together, the “Holders”) from time to time of the New Notes or the Exchange Notes (as hereinafter defined), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 5 hereof.

“Affiliate” of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City, New York.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Indemnitee” shall have the meaning set forth in Section 7(b) hereof.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble hereto.

“Dealer Managers” shall have the meaning set forth in the preamble hereto.

“DTC” shall have the meaning set forth in Section 2(c)(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall mean debt securities of the Company identical in all material respects to the New Notes (except that the additional interest provision and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

“Exchange Offer Registration Period” shall mean the 90-day period following the effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Dealer Manager) that is a Broker-Dealer that acquired Exchange Notes in the Registered Exchange Offer in exchange for New Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Holder” and “Holders” shall have the meanings set forth in the preamble hereto.

“Holders’ Information” shall have the meaning set forth in Section 3(b)(iii) hereof.

“Indemnified Holder” shall have the meaning set forth in Section 7(a) hereof.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Exchange Offers” shall have the meaning set forth in the preamble hereto.

“Issuer FWP” shall have the meaning set forth in Section 7(a) hereof.

“Losses” shall have the meaning set forth in Section 7(a) hereof.

“New Notes” shall have the meaning set forth in the preamble hereto.

“Old Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto, including all exhibits thereto and all material incorporated by reference therein.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the New Notes, a like aggregate principal amount of the Exchange Notes.

“Registration Default” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the New Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Settlement Date” shall mean the date on which the Exchange Offers have been consummated.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the New Notes, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments and the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Transfer-Restricted Securities” means each New Note until the earlier to occur of (i) the date on which such New Note has been exchanged for a freely transferable applicable Exchange Note in the Registered Exchange Offer, (ii) the date on which it has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which it is sold to the public pursuant to Rule 144 (or any similar provision then in force under the Act) under the Act or may be sold by a person that is not an “affiliate” (as defined in Rule 144) of the Company without restriction or limitation pursuant to Rule 144 (or any similar provision then in force under the Act).

“Trustee” shall have the meaning set forth in the preamble hereto.

2. Registered Exchange Offer.

(a) The Company shall prepare and, not later than 120 days following the Settlement Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to become effective under the Act within 210 days of the Settlement Date and (ii) complete the Registered Exchange Offer within 250 days of the Settlement Date.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange New Notes for Exchange Notes (provided that such Holder is not an Affiliate of the Company or is an Affiliate that complies with the registration and prospectus delivery requirements of the Act to the extent applicable in connection with the resale of the Exchange Notes, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Act) of the Exchange Notes and is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i)

deliver or otherwise make available to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, provided, however, Holders will be deemed to have received the documents referred to above upon delivery of such documents to the Depository Trust Company (“DTC”) for distribution to its participants;

(ii)

keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date on which notice thereof is delivered to the Holders (or, in each case, longer if required by applicable law);

(iii)

use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)	utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v)	permit Holders to withdraw tendered New Notes at any time prior to 5:00 p.m. (New York City time), on the last Business Day on which the Registered Exchange Offer is open;

(vi)

either (x) in the Exchange Offer Registration Statement or (y) prior to effectiveness of the Exchange Offer Registration Statement, in a supplemental letter to the Commission, (A) state that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in the Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991) and Shearman & Sterling LLP (pub. avail. July 2, 1993) no-action letters, and (B) include a representation that the Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Registered Exchange Offer following completion of the Registered Exchange Offer and that, to the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

(vii)	comply in all respects with all other applicable law.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i)	accept for exchange all New Notes validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)	deliver to the Trustee for cancellation in accordance with Section 4(n) all New Notes so accepted for exchange; and

(iii)

cause the Trustee promptly to authenticate and deliver to each Holder of New Notes a principal amount of Exchange Notes equal to the principal amount of the New Notes of such Holder that the Company has accepted for exchange.

(e) Each Holder is hereby deemed to acknowledge and agree that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in the Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991) no-action letters, as interpreted in the Commission’s letter to Shearman & Sterling LLP (pub. avail. July 2, 1993) and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, and any secondary resale transactions by such Holder must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for New Notes acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to provide a written representation to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i)	any Exchange Notes received by such Holder will be acquired in the ordinary course of such Holder’s business;

(ii)

such Holder is not engaged in, and does not intend to engage in, and will have no arrangement or understanding with any person to participate in the distribution of the New Notes or the Exchange Notes within the meaning of the Act;

(iii)

such Holder is not an Affiliate of the Company or, if such Holder is an Affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Act to the extent applicable in connection with the resale of the Exchange Notes; and

(iv)	such Holder is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer.

(f) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such Prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. Shelf Registration.

(a) If the New Notes held by non-Affiliates of the Company are not freely tradable pursuant to Rule 144 of the Act and the applicable interpretations of the Commission and: (i) due to any change in law or in applicable interpretations thereof by the staff of the Commission, the Company determines upon the advice of outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) any Holder of New Notes notifies the Company in writing not more than 20 days after completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer (other than due it its status as a Broker-Dealer); or (iii) for any other reason, the Registered Exchange Offer is not consummated within 250 days after the Settlement Date; then the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)	(i)	The Company shall, as promptly as practicable (but in no event more than 60 days after the Company becomes so required to effect a Shelf Registration Statement pursuant to Section 3(a)), file with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act within 150 days after the Company becomes so required to effect a Shelf Registration Statement pursuant to Section 3(a), a Shelf Registration Statement covering resales of the New Notes by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the New Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to a Shelf Registration Statement required pursuant to Section 3(a)(iii), the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(b) but only in respect of its obligations under Section 3(a)(iii).

(i)

The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of the date that is two years after the Settlement Date or the date that all New Notes registered for resale under the Shelf Registration Statement (A) have been sold pursuant to the Shelf Registration Statement or (B) are freely tradable by non-Affiliates of the Company pursuant to Rule 144 of the Act (and applicable interpretations thereof by the Commission’s staff) (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of New Notes registered for resale thereby not being able to offer and sell such New Notes during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(i) hereof, if applicable.

(ii)

Notwithstanding any other provisions hereof, the Company will ensure that (A) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Act and the rules and regulations of the Commission thereunder, (B) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder of Transfer-Restricted Securities specifically for use therein (the “Holders’ Information”)) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a) The Company shall:

(i)

furnish to counsel for the Dealer Managers, prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof, and each supplement, if any, to the Prospectus included therein (excluding all documents incorporated by reference therein after the initial filing);

(ii)

include the information set forth (A) in Annex A hereto on the cover of the Prospectus contained in the Exchange Offer Registration Statement, (B) in Annex B hereto in a section of the Prospectus setting forth details of the Registered Exchange Offer, (C) in Annex C hereto in the underwriting or plan of distribution section of such Prospectus, and (D) in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

(iii)

in the case of a Shelf Registration Statement, include the information regarding the Holders that propose to sell New Notes pursuant to the Shelf Registration Statement as selling security holders to the extent required by Item 507 of Regulation S-K (or, if permitted by Commission Rule 430B(b), in a Prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)); provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to amend or supplement a Shelf Registration Statement or any Prospectus forming a part thereof after such Shelf Registration Statement has been declared effective by the Commission more than once per calendar month to reflect additional Holders or changes in the number of New Notes to be sold by any Holder.

(b) The Company shall advise counsel for the Dealer Managers or the Holders of New Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any such person, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)	when a Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)

of any request by the Commission after the effective date of such Registration Statement for any amendment or supplement to a Registration Statement or the Prospectus or for additional information in connection with the Registration Statement;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)

of the happening of any event that requires any change in a Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading provided that the Company shall not be required to disclose the reasons for such change.

Upon receiving notice of the occurrence of any of the events listed in subsections (ii) through (v) of this Section 4(b), each Holder and any Exchanging Dealer will, upon request by the Company in writing, immediately discontinue disposition of New Notes or Exchange Notes pursuant to a Registration Statement until such Holder’s or Exchanging Dealer’s receipt of copies of the supplemented or amended Prospectus contemplated by Section 4(i) or until it is advised in writing by the Company that use of the applicable Prospectus may resume, and, if so directed by the Company, such Holder or Exchanging Dealer will deliver to the Company (at the Company’s expense) all copies in such Holder’s or Exchanging Dealer’s possession, other than permanent file copies, of the Prospectus covering such New Notes or Exchange Notes that was current at the time of receipt of such notice.

(c) The Company shall use its commercially reasonable efforts to prevent the issuance and, if issued, to obtain the withdrawal at the earliest practicable time of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(d) Prior to the effective date of any Registration Statement, the Company will use its commercially reasonable efforts to register or qualify, or cooperate with the Holders of New Notes or Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such New Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the New Notes or Exchange Notes covered by such Registration Statement; provided that, the Company will not be required to qualify as a broker-dealer or generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(e) The Company shall furnish to each Holder of New Notes covered by any Shelf Registration Statement, without charge and upon request in writing, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto.

(f) The Company shall, during the Shelf Registration Period, promptly deliver to each Holder of New Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement in accordance with applicable law and the terms hereof.

(g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein and all exhibits thereto.

(h) The Company shall promptly deliver to you, each Exchanging Dealer and each other person required to deliver a prospectus during the Exchange Offer Registration Period, without charge, as many copies of the final Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of such Prospectus or any amendment or supplement thereto by you, any Exchanging Dealer and any such other person that may be required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement in accordance with applicable law and the terms hereof.

(i) Upon the occurrence of any event contemplated by subsections (ii) through (v) of Section 4(b) hereof during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, during the Exchange Offer Registration Period or the Shelf Registration Period, the Company shall not be required to amend or supplement a Registration Statement or Prospectus, in the event that, and for a period not to exceed 120 days in any consecutive 12-month period, the Company determines in good faith that the disclosure of any such event would be materially adverse to the Company or otherwise relates to a pending business transaction that has not yet been publicly disclosed. In such circumstances, the Exchange Offer Registration Period and the Shelf Registration Period shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(b) hereof to and including the date the Holders of New Notes and Exchanging Dealers shall have received such amended or supplemented Prospectus pursuant to this Section 4(i).

(j)	(i)	Not later than the effective date of the Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Notes registered under the Exchange Offer Registration Statement. Not later than the date of the closing of the Exchange Offer, the Company shall provide the Trustee with printed certificates for such Exchange Notes, free of any restrictive legends, in a form eligible for deposit with DTC.

(ii)

On the first Business Day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its reasonable efforts to establish with the Trustee a procedure by which Holders of New Notes that are “restricted securities” within the meaning of Rule 144(a)(3) under the Act may transfer, upon completion of a sale of New Notes under such Shelf Registration Statement, their interests therein to an “unrestricted” global security free of any stop or restriction on DTC’s system with respect to the New Notes, including the issuance of an applicable CUSIP number with respect to such unrestricted securities; provided, however that this Section 4(j)(ii) shall be applicable only to Holders that are named as selling Holders in the Shelf Registration Statement and agree in writing to be bound by all of the provisions of this Agreement applicable to such Holder. Upon compliance with the foregoing requirements of this Section 4(j)(ii), the Company shall provide the Trustee with printed certificates for such New Notes in a form eligible for deposit with DTC.

(iii)

In the event the Company is unable to cause DTC to take the actions described in this Section 4(j), the Company shall take such actions reasonably necessary to provide, as soon as practicable, a CUSIP number, if necessary, for the New Notes registered and sold under the Shelf Registration Statement and to cause the CUSIP number described in clause (i) or clause (ii) above to be assigned to the New Notes or Exchange Notes, as the case may be (or to the maximum aggregate principal amount of the New Notes or Exchange Notes, as the case may be, to which such number may be assigned).

(k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(l) The Company may require each Holder of New Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such New Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and each such Holder shall promptly furnish to the Company any additional information required in order to make the information previously disclosed to the Company under this Section 4(l) not misleading. The Company may exclude from such Shelf Registration Statement the New Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(m) The Company shall, if requested, use its commercially reasonable efforts to incorporate promptly in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder of New Notes to be sold pursuant to any Shelf Registration Statement may reasonably provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s New Notes and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after receipt of notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that notwithstanding anything else in this Agreement to the contrary, the Company shall not be obligated to make such updates more than once per month.

(n) If a Registered Exchange Offer is to be consummated, upon delivery of the New Notes by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or cause to be marked, on the New Notes so exchanged that such New Notes are being cancelled in exchange for the Exchange Notes. In no event shall the New Notes be marked as paid or otherwise satisfied.

5. Additional Interest.

(a) The parties hereto acknowledge that the Holders of New Notes will suffer damages if the Company fails to perform its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that:

(i)

the Exchange Offer Registration Statement has not been filed on or prior to the 120th day after the Settlement Date, and the Company has not determined upon written advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the Commission, that the Company is not permitted to effect the Registered Exchange Offer as provided in Section 3(a)(i);

(ii)

the Registered Exchange Offer has not been completed within 250 days of the Settlement Date, and the Company has not determined upon written advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the Commission, that the Company is not permitted to effect the Registered Exchange Offer as provided in Section 3(a)(i);

(iii)

the Shelf Registration Statement, if applicable, has not been declared effective by the Commission on or prior to the 150th day after the Company becomes so required to effect a Shelf Registration Statement pursuant to Section 3 hereof;

(iv)

after the Exchange Offer Registration Statement has been declared effective, the Exchange Offer Registration Statement ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness or inability to use the Exchange Offer Registration Statement is cured within the 250-day period after the Settlement Date); or

(v)

after the Shelf Registration Statement, if applicable, has been declared effective, the Shelf Registration Statement ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under this Agreement;

(each such event referred to in the foregoing clauses (i) through (v), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the principal amount of the New Notes affected thereby (in addition to the stated interest on the New Notes), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but not including, the date on which all filings, determinations, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults. Additional Interest will accrue at a rate of 0.25% per annum while one or more Registration Defaults is continuing, and will be payable at the same time, to the same persons and in the same manner as ordinary interest, until the date on which all filings, determinations, declarations of effectiveness and consummations referred to in the preceding sentence have been achieved, on which date the interest rate on the applicable New Notes will revert to the interest rate originally borne by such New Notes.

(b) The Company shall notify the Trustee immediately upon its knowledge of the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the New Notes by depositing with the Trustee (which shall not be the Company for these purposes), in trust, for the benefit of the Holders entitled thereto, prior to 11:00 a.m. on the next interest payment date specified in the global notes representing the applicable New Notes, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the global notes representing the applicable New Notes to the record holders entitled to receive the interest payment to be made on such interest payment date.

(c) The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders of New Notes by reason of the happening of any Registration Default.

(d) All of the Company’s obligations set forth in this Section 5 shall survive the termination of this Agreement.

(e) Any Additional Interest under this Section 5 will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of New Notes with respect to any Registration Default.

6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Section 2, Section 3 and Section 4 hereof and, in the case of any Exchange Offer Registration Statement, will reimburse the Dealer Managers for the reasonable fees and disbursements of Milbank LLP, acting as counsel to the Dealer Managers in connection therewith. Anything contained herein to the contrary notwithstanding, the Company shall not have any obligation whatsoever in respect of any underwriters’ discounts or commissions, brokerage commissions, dealers’ selling concessions, transfer taxes or, except as otherwise expressly set forth herein, any other selling expenses incurred in connection with the underwriting, offering or sale of New Notes or Exchange Notes by or on behalf of any person.

7. Indemnification and Contribution.

(a) The Company agrees (i) to indemnify and hold each Holder of New Notes covered by any Shelf Registration Statement, each Exchanging Dealer with respect to any Prospectus delivery as contemplated in Section 4(h) hereof and each person who controls any such Holder or Exchanging Dealer within the meaning of either the Act or the Exchange Act (collectively, referred to as the “Indemnified Holders”) harmless against any and all losses, damages, liabilities or claims (or actions in respect thereof) (“Losses”) to the extent that such Losses arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, any amendment thereof or supplement thereto, or any “issuer free writing prospectus” (as defined in Rule 433 under the Act, an “Issuer FWP”), authorized by the Company or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a

Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such Indemnified Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Indemnified Holder specifically for inclusion therein and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in a Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in an Issuer FWP or any preliminary Prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Indemnified Holder from whom the person asserting any such Losses purchased the New Notes or Exchange Notes concerned, to the extent that a Prospectus relating to such New Notes or Exchange Notes, as the case may be, was required to be delivered (including through satisfaction of the conditions of Rule 172 under the Act) by such Indemnified Holder or any Affiliate thereof under the Act in connection with such purchase and any such Losses of such Indemnified Holder result from the fact that there was not conveyed to such person, at or prior to the time of the sale of such New Notes or Exchange Notes, as the case may be, to such person, an amended or supplemented Prospectus or, if applicable, an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Indemnified Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Holder.

(b) Each Holder of New Notes covered by a Shelf Registration Statement and each Exchanging Dealer with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, severally and not jointly, agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act (each, a “Company Indemnitee”), to the same extent as the indemnity in Section 7(a) from the Company to each such Holder and Exchanging Dealer, but only (i) with reference to written information relating to such Holder or Exchanging Dealer furnished to the Company by or on behalf of such Holder or Exchanging Dealer specifically for inclusion in the documents referred to in the foregoing indemnity or (ii) (A) such Holder of New Notes disposed of New Notes to the person asserting the claim from which such Losses arose pursuant to a Registration Statement and sent or delivered, or was required by law to send or deliver, a Prospectus to such person in connection with such disposition, (B) such Holder of New Notes received a notice of suspension contemplated in Section 4(b) prior to the date of such disposition and (C) such untrue statement or alleged untrue statement or omission or alleged omission was the reason for the notice of suspension contemplated in Section 4(b), and further agrees to reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending or preparing to defend against any such Losses as such expenses are incurred; provided, however, that no such Holder or Exchanging Dealer shall be liable for any Losses hereunder in excess of the amount of net proceeds received by such Holder or Exchanging Dealer from the sale of New Notes or Exchange Notes pursuant to such Registration Statement. This indemnity agreement shall be in addition to any liability which any such Holder or Exchanging Dealer may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action, proceeding or investigation, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to such indemnified party under subsection (a) or (b) of this Section 7 except to the extent that such indemnifying party suffers actual prejudice as a result of such failure, and in no event shall such failure relieve the indemnifying party from any obligation to provide reimbursement and contribution to such indemnified party. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party will not, without the prior written consent of the indemnifying party (which consent will not be unreasonably withheld or delayed), settle, compromise consent to the entry of judgment in or otherwise seek to terminate any such claim, action proceeding or investigation. The indemnifying party shall not, without the prior written consent of the affected indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise, or consent to the entry of any judgment with respect to, any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof in respect of any Losses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Holders on the other hand from the exchange of the New Notes, pursuant to the Registered Exchange Offer. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Holders on the other hand from the exchange of the New Notes, pursuant to the Registered Exchange Offer, and the relative fault of Company on the one hand and the Indemnified Holders on the other hand with respect to the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Indemnified Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnified Holder from the sale of the New Notes pursuant to a Registration Statement exceeds the amount of damages which such Indemnified Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in this Section 7, and shall survive the sale by a Holder of securities covered by a Registration Statement.

8. Rule 144 and 144A. The Company shall, upon request of any Holder of Transfer-Restricted Securities, make available such information as is required so long as necessary to permit sales of such Holder’s securities pursuant to Rule 144A. Upon the written request of any Holder of Transfer-Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act, or file reports thereunder, except as may be required by law.

9. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Timing of Obligations. If any of the Company’s obligations pursuant to Section 2, Section 3 or Section 5 hereof would come due on a day that is not a Business Day, then such obligation shall be due on the next succeeding Business Day.

11. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in any case as to the New Notes or the Exchange Notes, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the New Notes and the Exchange Notes that constitute Transfer-Restricted Securities, taken as a single class. In addition, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer-Restricted Securities or Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of such Transfer-Restricted Securities or Exchange Notes, as applicable, being sold by such Holders pursuant to such Registration Statement.

12. Notices. Except as otherwise provided in this Agreement, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 12, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to you, initially at the address set forth in the Dealer Manager Agreement; and

(c) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement.

All such notices and communications shall be deemed to have been duly given when received.

So long as the New Notes are in global form registered in the name of DTC, Holders will be deemed to have received any notices referred to hereunder upon receipt of such notice by DTC for distribution to its participants. Each party hereto by notice to the other parties may designate additional or different addresses of such party for subsequent notices or communications.

13. Successors. This Agreement shall be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire New Notes or Exchange Notes in any manner, whether by operation of law or otherwise, such Holder shall be deemed to have agreed to be bound by and subject to all the terms of this Agreement, and by taking and holding such New Notes or Exchange Notes such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

14. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Each party hereto agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

15. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws to the extent the same are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Shelf Registration Period, except for any liabilities or obligations under Section 6 and Section 7 hereof and the obligations to make payments of and provide for additional interest under Section 5 hereof to the extent such damages accrue prior to the end of the Shelf Registration Period, each of which shall remain in effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Dealer Managers.

Very truly yours,

VERIZON COMMUNICATIONS INC.

By:	/s/ Caroline Armour
Name:	Caroline Armour
Title:	Senior Vice President and Treasurer
Date:	August 9, 2024

[Signature Page to Registration Rights Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Justin T. Surma
Name:	Justin T. Surma
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Salim Mawani
Name:	Salim Mawani
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

PNC CAPITAL MARKETS LLC

By:	/s/ Dylan Haas
Name:	Dylan Haas
Title:	Director

[Signature Page to Registration Rights Agreement]

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name:	Michael Ravanesi
Title:	Managing Director & Head of U.S. Debt Origination

[Signature Page to Registration Rights Agreement]

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name:	Philip J. Ippolito
Title:	Executive Vice President

[Signature Page to Registration Rights Agreement]

SCHEDULE A

The names of the Dealer Managers are as follows:

Name
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
CastleOak Securities, L.P.

ANNEX A

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date the Exchange Offer Registration Statement is declared effective and ending on the close of business 90 days after such date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each Broker-Dealer that receives Exchange Notes for its own account in exchange for New Notes, where such New Notes were acquired by such Broker-Dealer as a result of market- making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus (the “Prospectus”) in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date the Exchange Offer Registration Statement is declared effective and ending on the close of business 90 days after such date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until _________, 20__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by Broker- Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 90 days after the date the Exchange Offer Registration Statement is declared effective, the Company shall promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Items 507 and 508 of Regulation S-K.]

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ANNEX D

Rider A

☐

CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS NEW NOTES ACQUIRED AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR SUCH NEW NOTES.

Name:

Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker- Dealer that will receive Exchange Notes for its own account in exchange for New Notes, it represents that the New Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1